UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2021
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On December 1, 2021, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to announce the entering into of two definitive agreements with Canopy Monterey Bay, LLC (“Canopy”) and the membership interest owners (the “Sellers”) of Canopy to acquire an aggregate of 100% of Canopy, which owns a retail dispensary in the limited license jurisdiction of Seaside, California.

“We are excited about the opportunity to add revenue and expand our retail and brand deeper into the California market with the acquisition of this limited license dispensary,” stated Michael Mills, CEO of Body and Mind. “The Reef was opened in 2018 and is located in downtown Seaside close to Monterey State Beach with a large local and visitor clientele for both in store and curbside pickup. The Reef has a history of supporting creative projects in the community and has an extensive retail delivery operation. We see numerous synergies to grow our footprint in the California market with the knowledgeable and professional team at The Reef and are excited about the excellent talent addition to the Body and Mind team.” “Body and Mind will takeover management of The Reef operations effective December 1, 2021 and anticipates consolidating revenues from the acquisition as soon as local and state approvals have been granted.”

The first purchase agreement (“PA #1”) between BaM’s subsidiary, DEP Nevada, Inc. (“DEP”), Canopy and all of the Sellers provides for the assignment of 80% of the membership interests of Canopy to DEP in exchange for a purchase price of US$4.8 million comprised of US$2.5 million in cash (the “Cash Purchase Price”) and a secured promissory note in the amount of $2.3 million bearing interest at a rate of 10% per annum compounded annually and having a maturity date of five years from the effective date of PA #1. Interest is payable for the first 6 months with the principal and accrued interest due at maturity. There are no prepayment penalties. The Cash Purchase Price is to be paid into escrow pursuant to an escrow agreement between the parties to PA #1 and Secured Trust Escrow, which Cash Purchase Price is to be released to the Sellers upon the receipt of city and state approval, or returned to DEP in the event of the denial of city and state approval and the agreement is terminated, in which case the 80% membership interests will be transferred back to the Sellers and the promissory note will be terminated. The second purchase agreement (“PA #2”) between DEP and the one continuing Seller provides for the assignment of the remaining 20% of the membership interests of Canopy to DEP following the receipt of the city and state approval under PA #1 in exchange for US$1 million to be paid in either shares of common stock of BaM (the “Consideration Shares”) or in cash at DEP’s sole option if such payment takes place within six (6) months following the execution of PA #1. If DEP elects to pay the purchase price in Consideration Shares, the amount of Consideration Shares shall be determined based on the 10 day volume weighted average price (“VWAP”) ending on November 30, 2021, which is US$0.3665 per share for a total of 2,728,156 shares. In the event that six (6) months following the execution of PA #1, the value of the Consideration Shares have decreased such that total value of the Consideration Shares is less than ninety percent (90%) of its value, DEP agrees to cause BaM to issue an additional One Hundred Thousand Dollars ($100,000.00) worth of shares of common stock of BaM (the “Additional Shares”) to be issued to the one continuing Seller based on the ten day VWAP calculated as of six (6) months following the closing of PA #1. PA #2 contains a working capital adjustment provision, which provides that if there is a working capital deficiency as of the closing date of PA #1, then the purchase price under PA #2 shall be reduced by the amount of the deficiency, and if there is a working capital surplus as of the closing date of PA #1, then the purchase price under PA #2 shall be increased by the amount of the surplus.

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Michigan Dispensary

The Michigan dispensary is near completion of renovations with final installation of security systems and point of sale equipment. The Company has hired an experienced manager and staff training has commenced in preparation for opening in December pending all final approvals.

Arkansas Cultivation

Body and Mind flower is now available at the Body and Mind dispensary in West Memphis, AR. This is the first flower from the Arkansas cultivation operations.

Amendment to Loan Agreement

The Company and Focus Growth Agency Lending LLC have amended the loan agreement (see news release July 20, 2021) to extend the delayed draw request period to June 1, 2022. The amendment provides The Company with flexibility to request funds later than the original draw date which will allow more efficient use of capital for development projects.

Capital Markets Advisory

The Company has signed a consulting agreement with Skanderbeg Capital Advisors Inc. to provide capital market advisory services, including introductions to prospective investors and merger and acquisition transactions and advising on capital structuring and other financial aspects of financings or strategic transactions. Skanderbeg Capital Advisors is a boutique merchant bank and capital advisor firm, which is focused on identifying companies with highly prospective business opportunities in the natural resource, technology, biotech and special situations sectors. The Company will pay a monthly fee of CAD$ 7,500 and a one-time payment of 200,000 options priced at CAD$ 0.44.

Grant of Stock Options to Executives

The Company has granted an aggregate of 448,000 stock options (the “Options”) in accordance with the Company’s stock option plan at an exercise price of CAD$0.44 per share for a term of five years expiring on November 30, 2026. The Options were granted to BaM’s CEO and COO.

The Options are subject to vesting provisions such that 25% of the Options vest six (6) months from the date of grant, 25% of the Options vest twelve (12) months from the date of grant, 25% of the Options vest eighteen (18) months from the date of grant and 25% of the Options vest twenty-four (24) months from the date of grant.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated December 1, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: December 1, 2021	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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